UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2020

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices, and zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2020, GSRX Industries Inc. (the “Company”) sold all of its Puerto Rican cannabis assets, held by its wholly-owned subsidiary Project 1493, LLC (“Project 1493”), and assigned all related liabilities, licenses and permits, to Puerto Rico Industrial Commercial Holdings Biotech, Corp. (“PRICH Biotech Corp.”) in exchange for total aggregate consideration of US$4,643,333, comprised of immediate net cash proceeds to the Company of US$2,243,333, and monthly payments to be received in the amount of US$100,000 over a period of 24 months.

The Company notes that the Puerto Rico Department of Health has approved these transactions.

Item 7.01. Regulation FD Disclosure.

On November 24, 2020, the Corporation issued a press release announcing the sale of Project 1493’s Puerto Rican cannabis assets to PRICH Biotech Corp. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Option to Purchase Agreement between PRICH Biotech Corp. and Project 1493, LLC. (in English)
10.2	Option to Purchase Agreement between PRICH Biotech Corp. and Project 1493, LLC. (in Spanish)
99.1	Press Release dated November 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: November 24, 2020	By:	/s/ Troy Nihart
	Name:	Troy Nihart
	Title:	Interim President and CEO